UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2019

C&J Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Rogerdale Rd. Houston, Texas		77042
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (713) 325-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CJ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 22, 2019, C&J Energy Services, Inc. (“C&J”) held a Special Meeting of Stockholders (the “Special Meeting”) in Houston, Texas to consider certain proposals related to the Agreement and Plan of Merger, dated as of June 16, 2019, by and among Keane Group, Inc. (“Keane”), King Merger Sub Corp., a wholly owned subsidiary of Keane (“Merger Sub”), and C&J (the “Merger Agreement”), which provides, among other things and subject to the terms and conditions set forth therein, that (i) Merger Sub will merge with and into C&J, with C&J surviving the merger as a wholly owned subsidiary of Keane and (ii) immediately thereafter, as part of the same transaction, C&J will merge with and into a wholly owned subsidiary of Keane, with such subsidiary continuing as the surviving entity (the “Merger”). Prior to the Special Meeting, C&J delivered a joint proxy statement/prospectus (the “Proxy Statement”) to its stockholders describing the Special Meeting, the Merger and related information. The Proxy Statement was filed with the U.S. Securities and Exchange Commission on September 6, 2019.

As of the close of business on September 18, 2019, the record date for the Special Meeting, there were 66,025,304 shares of C&J common stock outstanding. Each outstanding share of C&J common stock entitled its holder of record to one vote on each matter to be considered at the Special Meeting. At the Special Meeting, 55,206,108 shares of C&J common stock were represented in person or by proxy, which constituted a quorum to conduct business at the Special Meeting.

The following are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Proxy Statement.

Merger Proposal: to approve the adoption of the Merger Agreement.

C&J’s stockholders approved the Merger Agreement. The voting results were as follows:

For	Against	Abstain
55,175,785	28,726	1,597

Compensation Proposal : to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to C&J’s named executive officers in connection with the Merger.

The compensation that may be paid or become payable to C&J’s named executive officers in connection with the Merger was approved, on an advisory basis, as follows:

For	Against	Abstain
46,918,674	8,000,421	287,013

Adjournment Proposal : to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement or to ensure that any supplement or amendment to the accompanying joint proxy statement is timely provided to C&J stockholders.

C&J’s stockholders approved the adjournment of the Special Meeting, if necessary or appropriate. The voting results were as follows:

For	Against	Abstain
51,547,799	3,325,274	333,035

Item 7.01.	Regulation FD Disclosure.

On October 22, 2019, the Company and Keane issued a joint press release announcing stockholder approval of the Merger, as well as announcing the combined company name, NexTier Oilfield Solutions Inc. Also on October 22, 2019, the Company issued a press release setting the payment date for the payment by the Company of a special cash dividend. Copies of the press releases are furnished as Exhibit 99.1 and 99.2 to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Joint Press Release dated October 22, 2019.

99.2	Press Release dated October 22, 2019.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&J ENERGY SERVICES, INC.

October 22, 2019

	By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary